                                                                    EXHIBIT 10.2

                         TECHNOLOGY FRAMEWORK AGREEMENT


         THIS TECHNOLOGY FRAMEWORK AGREEMENT (this "AGREEMENT") is effective as of the "CLOSING DATE" referred to in the Purchase Agreement (as defined below) (the "EFFECTIVE DATE"), and is by and between Fujitsu Limited, a Japanese corporation ("FUJITSU"), ROSS Technology, Inc., a Delaware corporation ("ROSS"), and BridgePoint Technical Manufacturing Corporation, a Texas corporation ("BRIDGEPOINT").

                              W I T N E S S E T H:

         WHEREAS, BridgePoint will acquire the manufacturing (including failure analysis and reliability testing), sale, distribution and customer service business of Ross (as more specifically set forth in the Purchase Agreement) as of the closing of the Asset Purchase Agreement, dated as of July 23, 1998 (the "PURCHASE AGREEMENT"), between Ross and BridgePoint; and

         WHEREAS, Ross has transferred certain of its intellectual property to Fujitsu under that certain Asset Purchase and License Agreement, dated as of July 10, 1998 (the "FJ PURCHASE AGREEMENT"), between Fujitsu and Ross; and

         WHEREAS, Ross desires to transfer to BridgePoint its Manufacturing Technology (as defined below) and license to BridgePoint the Ross Designs (as defined below) and other Intellectual Property (as defined below) necessary for the Business, and Fujitsu desires to license to BridgePoint certain Intellectual Property for the Business, each on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms as used in this Agreement have the meanings set forth in this Article:

         1.01 The term "AFFILIATE" shall have the meaning set forth in the Purchase Agreement.

         1.02 The term "BRIDGEPOINT IMPROVEMENT" shall mean any Intellectual Property, including, without limitation, any design, fix, formula, process, trade secret, know-how, software, test programs, technical data or information relating to the Ross Technology, Ross Designs or the Transferred Products, acquired or developed by BridgePoint, its Affiliates or agents on or after the Effective Date.

         1.03 The term "BUSINESS" shall have the meaning set forth in the Purchase Agreement.

         1.04 The term "FJ TECHNOLOGY" shall mean all of the Intellectual Property transferred by Ross to Fujitsu pursuant to the FJ Purchase Agreement.

         1.05 The term "INTELLECTUAL PROPERTY" shall have the meaning set forth in the Purchase Agreement.

         1.06 The term "MANUFACTURING TECHNOLOGY" shall mean the designs, fixes, formulas, processes, trade secrets, know-how, software, test programs, technical data and information developed by Ross (or developed for Ross by its agents) prior to the Effective Date relating to the manufacture, failure analysis and reliability testing of the Transferred Products, including the generation of pseudo-random test vectors, synchronized testing and other testing methods developed and used by Ross or its agents, but not including any of the same relating to the manufacture, failure analysis and reliability testing of Viper products.

         1.07 The term "ROSS DESIGNS" shall mean all layouts, designs, blueprints, schematics, drawings, CAD-drawings, copyrights, mask works and documentation (including, without limitation, documentation in "flat-file" or any other format) developed by Ross (or developed for Ross by its agents) prior to the Effective Date relating to the Transferred Products.

         1.08 The term "ROSS PATENTS" shall mean all letters patent, foreign and domestic, covering (in whole or in part) a Transferred Product or the manufacture thereof, under which and to the extent to which Ross has the right, at any time while this Agreement is in effect, to grant the licenses set forth in Article II, but not including any of the same relating to the Viper products.

         1.09 The term "ROSS IMPROVEMENT" shall mean any Intellectual Property, including, without limitation, any patent, mask work, design, fix, formula, process, trade secret or know-how relating to the Ross Technology, Ross Designs or the Transferred Products and acquired or developed by Ross or its agents on or after the Effective Date.

         1.10 The term "ROSS TRADE SECRETS" shall mean all software, test programs, technical data, information and know-how, which is useful in the manufacture of Transferred Products and which has heretofore been disclosed by Ross to BridgePoint or which may hereinafter be disclosed by Ross to BridgePoint at any time while this Agreement is in effect, and is owned by Ross. "Ross Trade Secrets" shall not include technology and designs relating exclusively to 64-bit microprocessor technology.

         1.11 The term "ROSS TECHNOLOGY" shall mean the Manufacturing Technology, Ross Patents, Ross Improvements and Ross Trade Secrets, but excluding the Ross Designs and the FJ Technology.

         1.12 The term "TRANSFERRED PRODUCTS" shall mean the 32-bit hyperSPARC(TM) families of microprocessors and the hyperSTATION(TM) and SPARCplug(TM) families of 32-bit systems and products manufactured (including failure analysis and reliability testing), sold, distributed or serviced by Ross prior to the Effective Date, and any products which may be subsequently added thereto by written agreement between Ross and BridgePoint with the written consent of Fujitsu, but excluding any products developed by ROSS Semiconductors (Israel) Ltd., an Israeli corporation ("RIL"), including, without limitation, the Core Products (as defined below).

                                   ARTICLE II
              ROSS ASSIGNMENT AND GRANT OF LICENSES TO BRIDGEPOINT

         2.01 Ross hereby transfers, assigns and conveys to BridgePoint (i) all of its right, title and interest to all tangible or intangible embodiments of the Transferred Products, and the exclusive right to manufacture, sell, distribute, market, repair and maintain the Transferred Products, and (ii) all of its right, title and interest to all Ross Technology pertaining to the manufacture (including failure analysis and reliability testing), sale, distribution, marketing, repair and maintenance (but not the design) of the Transferred Products, including the Manufacturing Technology.

         2.02 Ross hereby grants to BridgePoint and its Affiliates an exclusive, perpetual, irrevocable, paid-up, royalty-free, world-wide, transferrable license to all Ross Designs and any Ross Technology not conveyed to BridgePoint under the preceding Section 2.01, in order to manufacture, sell, distribute, market, repair and maintain the Transferred Products throughout the world.

         2.03 Ross hereby grants to BridgePoint and its Affiliates a non-exclusive, perpetual, irrevocable, paid-up, royalty-free license under the Ross Designs to use, modify and create derivative works from the Ross Designs for the exercise of the rights transferred and granted in Sections 2.01 and 2.02 above.

         2.04 Ross hereby grants to BridgePoint the right to sub-license to any customer, consultant, agent or contractor of BridgePoint the right to use the Ross Technology to the extent required to manufacture, sell, distribute, market, repair and maintain the Transferred Products on behalf of BridgePoint or its Affiliates, or to use the Transferred Products for their intended purposes.

                                   ARTICLE III
                                 EDG TECHNOLOGY

         3.01 Without prejudice to any royalties payable pursuant to the CM50A License (as defined below) or any future or successor agreements between BridgePoint and Fujitsu, Fujitsu hereby grants to BridgePoint a non-exclusive, irrevocable, paid-up, royalty-free, world-wide license to use the "FJ Technical Information" described in the undated, unsigned Wafer Manufacturing and Purchase Agreement (the "WAFER AGREEMENT") between Fujitsu and Ross, as described in Exhibit C to the Wafer Agreement and attached hereto for the manufacture, sale, distribution, marketing, repair and maintenance of the Transferred Products by BridgePoint for so long as the Wafer Agreement remains in effect. The license granted pursuant to this Section 3.01 shall not be assignable or otherwise transferrable by BridgePoint without the prior written consent of Fujitsu.

         3.02 The layouts, designs, blueprints, schematics, drawings, CAD-drawings and documentation regarding the FJ Technical Information will be made available to BridgePoint by Fujitsu as soon as is reasonably practicable after the reasonable written request (including a reasonable explanation of the circumstances and required information) of BridgePoint. BridgePoint agrees to return to Fujitsu any and all of the foregoing as soon as is reasonably practicable after the license granted by Fujitsu to BridgePoint under Section
3.01 terminates in accordance with its terms.

         3.03 For the avoidance of doubt, none of the foregoing shall be deemed to grant any rights to BridgePoint for the manufacture, sale, distribution, marketing, repair and/or maintenance of products designed or developed by RIL, including, without limitation, DANlite 1 and DANlite 2 ("CORE PRODUCTS").

                                   ARTICLE IV
                        TERMINATION AGREEMENT TECHNOLOGY

         4.01 Fujitsu hereby agrees that each of the agreements described in the attached Exhibit A, which to Fujitsu's knowledge comprise all of the "Agreements" under the Termination Agreement, dated as of August __, 1998 (the "TERMINATION AGREEMENT"), between Fujitsu and Ross, under which Fujitsu has provided Intellectual Property to Ross that relates to the Transferred Products (the "SURVIVING AGREEMENTS") shall not be terminated pursuant to the Termination Agreement and shall be maintained in full force and effect for the benefit of BridgePoint; provided, however, that the continued effectiveness of the CM50A + SRAM Cell License Agreement, dated as of September 20, 1996 (the "CM50A LICENSE"), between Fujitsu and Ross (which is set forth on Exhibit A) is subject to the execution and delivery by Fujitsu and BridgePoint of a mutually satisfactory agreement regarding the supply by Fujitsu to BridgePoint of RT-638A.X and the agreement of BridgePoint to amend Section 8.2 of the CM50A License by inserting the words "does not warrant" in lieu of the word "warrants" in the first line thereof. In addition, Fujitsu hereby consents to the assignment of all rights under the Surviving Agreements from Ross to BridgePoint and the assumption on the Effective Date by BridgePoint from Ross of all duties and obligations of Ross under the Surviving Agreements, subject to (a) third party consents being obtained, if required, by BridgePoint and (b) the designation by Ross and BridgePoint of all of the Surviving Agreements as Assumed Contracts (as defined in the Purchase Agreement) and the delivery to Fujitsu of the fully executed Assumption Agreement (as defined in the Purchase Agreement).

         4.02 Fujitsu has delivered to BridgePoint true and complete copies of all Surviving Agreements. In addition, at BridgePoint's request and expense, and with respect to specific information which is subject to the Surviving Agreements, Fujitsu shall use reasonable efforts to provide a replacement set of any materials heretofore provided by Fujitsu to Ross under the Surviving Agreements that have been deleted or destroyed by Ross prior to the date hereof.

                                    ARTICLE V
                               ACQUIRED TECHNOLOGY

         5.01 Fujitsu hereby grants to BridgePoint an exclusive, irrevocable (subject only to Section 5.03), paid-up, royalty-free, world-wide license under the Intellectual Property applicable to the "Assets" (as defined in the FJ Purchase Agreement) set forth in roman numerals II and III of Exhibit A attached to the FJ Purchase Agreement, including, without limitation, any Manufacturing Technology included therein (the "ACQUIRED TECHNOLOGY") to make, use, sell, import and export the Colorado 4 RT 630 CPU and the modules listed under roman numeral III of such Exhibit A. Fujitsu agrees that such license is exclusive as to Fujitsu and all other persons, such that Fujitsu will neither use the Acquired Technology to manufacture the above products nor allow others to do so. BridgePoint agrees that such license shall not be deemed to preclude Fujitsu or its Affiliates from developing, designing, manufacturing, selling, distributing, marketing and/or importing any other products, including, without limitation, any Core Product.

         5.02 Fujitsu further hereby grants to BridgePoint a limited, non-exclusive, irrevocable (subject only to Section 5.03), paid-up, royalty-free, world-wide license (i) under the Acquired Technology, including, without limitation, any Manufacturing Technology included therein, to modify and create derivative works of the Transferred Products to meet customer requirements for the use of the Transferred Products, and (ii) to use the patents transferred to Fujitsu pursuant to the FJ Purchase Agreement solely for the purpose of, and to the extent necessary to, manufacture (including failure analysis and reliability testing), repair and maintain the Transferred Products. BridgePoint hereby grants to Fujitsu and its Affiliates a non-exclusive, irrevocable (subject only to Section 5.03), paid-up, royalty-free, world-wide license to use, modify and create derivative works from any of the derivative works created by BridgePoint under the other licenses set forth in this Section 5.02.

         5.03 The licenses set forth in Sections 5.01, 5.02 and 5.05 shall not be transferrable or sublicensable without the written consent of the Licensor; provided, that BridgePoint shall have the limited ability to sublicense to any customer, consultant, agent or contractor of BridgePoint the right to use such licenses, which with respect to the licenses set forth in Sections 5.01 and 5.02 shall be solely to the extent necessary to, and for the purpose of, manufacture, sell, distribute, market, repair and maintain the Transferred Products on behalf of BridgePoint, or, in the case of customers, to use the Transferred Products for their intended purposes; provided, that BridgePoint may transfer such licenses in connection with an assignment of this Agreement by BridgePoint to a successor or assignee of all, or substantially all, of BridgePoint's business and assets relating to the Transferred Products pursuant to Section 9.14. Any attempted assignment of licenses in violation of this Section 5.03 without the licensor's prior written consent shall be null and void and shall constitute a material breach of this Agreement for which there will be no cure period and, upon which such licenses shall terminate; provided, however, that notwithstanding such termination such licenses shall continue in effect solely to the extent necessary to permit the party making the attempted assignment to provide ongoing maintenance and support of Transferred Products sold and delivered to customers prior to the date of such attempted assignment.

         5.04 After the Effective Date, and as promptly as is practicable after BridgePoint's reasonable request therefor and at BridgePoint's expense, Fujitsu shall make available to BridgePoint copies of any materials provided by Ross to Fujitsu under the FJ Purchase Agreement with respect to the Acquired Technology that has not been made available to BridgePoint by Ross or Fujitsu.

         5.05 Fujitsu hereby grants to BridgePoint a non-exclusive, perpetual, irrevocable (subject only to Section 5.03), paid-up, royalty-free, world-wide license to the Manufacturing Technology licensed above, if any, to use, modify and create derivative works from such Manufacturing Technology. Any such derivative works created by BridgePoint shall be the sole and exclusive property of BridgePoint; provided, that BridgePoint hereby grants to Fujitsu and its Affiliates a non-exclusive, perpetual, irrevocable (subject only to Section 5.03), paid-up, royalty-free, world-wide license to use, modify and create derivative works from any of the derivative works created by BridgePoint under the other licenses set forth in this Section 5.05.

                                   ARTICLE VI
                              BANKRUPTCY PROVISIONS

         6.01 All licenses and other rights granted under or pursuant to this Agreement by Ross, Fujitsu or BridgePoint are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, or replacement provisions thereof (the "CODE"), licenses of rights to "intellectual property" as defined under Section 101 of the Code. Ross, Fujitsu and BridgePoint agree that the licensee or holder of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code. Ross, Fujitsu and BridgePoint further agree that, in the event of the commencement of a bankruptcy proceeding by or against any such party under the Code, the other party shall be entitled to a complete duplicate of (or complete access to, as appropriate) all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to such other party upon its written request, which shall be in addition to all other rights under this Agreement, provided that such intellectual property shall be used by such party only for the purposes otherwise contemplated by this Agreement.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         7.01 Each party hereto represents and warrants that (i) it has the full power and authority to enter into this Agreement and to perform its obligations as contemplated hereby, (ii) neither the execution and delivery, nor the performance of this Agreement is or will violate, conflict with or constitute a default under any agreement to which such party is a party or by which it or any of its property is bound, and (iii) upon execution and delivery, this Agreement will constitute the valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally and subject to general principles of equity (regardless of whether reinforcement is considered in a proceeding at law or at equity).

         7.02 Ross hereby represents and warrants to BridgePoint that the transfers and licenses granted to BridgePoint pursuant to Articles II and V herein, the uses of the Intellectual Property contemplated hereby and BridgePoint's sale and manufacture of the Transferred Products under this Agreement do not, and will continue not to, infringe, or constitute an infringement or misappropriation of, the Intellectual Property rights of any third party (subject to the exceptions set forth in the Purchase Agreement). Fujitsu hereby represents and warrants to BridgePoint that (i) each representation and warranty made by Fujitsu in the Wafer Agreement, to the extent such representation or warranty applies to the Intellectual Property licensed to BridgePoint pursuant to Article III hereof, is true and correct as of the date hereof, and (ii) as of the date hereof, Fujitsu has not received notice from any third party of any infringement of any patent, copyright or other proprietary rights of a third party in connection with any Intellectual Property to be provided by Fujitsu to BridgePoint under the Surviving Agreements, except for notice of a letter, dated January 23, 1998, from the law offices of Gerald D. Hosier to Ross which alleged, among other things, that Ross' operation of the Business infringes on certain issued patents and pending patent applications filed by Jerome Lemelson, which are owned by the Lemelson Medical, Education & Research Foundation Limited Partnership, and Fujitsu agrees to promptly inform BridgePoint if Fujitsu receives written notice of any such infringement.

         7.03 THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE LICENSED PRODUCTS OR LICENSED INTELLECTUAL PROPERTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL OPERATE TO WAIVE, NULLIFY OR MODIFY THE OBLIGATIONS SET FORTH IN THE ASSET PURCHASE AGREEMENT BETWEEN ROSS AND BRIDGEPOINT.

         7.04 Except as set forth on Schedule 3.1(i) to the Purchase Agreement, all licenses of Intellectual Property of Ross are, to the actual knowledge of Ross (including the actual knowledge of Ross' officers, directors and executive officers, after due inquiry of their direct subordinates and Dick Hartin, Jim McGuire and Trevor Smith), valid and uncontested, and Ross has received no notice of infringements or unlawful use of such Intellectual Property in connection with the operations of the Business. Notwithstanding any other provision of this Agreement, BridgePoint's sole and exclusive remedy against Ross from and after the closing of the Purchase Agreement for any breach by Ross of any representation, warranty or covenant contained in this Agreement shall be indemnification by Ross pursuant to Section 8.1 of the Purchase Agreement, including the limitations contained in the Purchase Agreement.

                                  ARTICLE VIII
                   CONTINUING TRANSFER OF ROSS TRADE SECRETS;
                      OWNERSHIP OF BRIDGEPOINT IMPROVEMENTS

         8.01 After the Effective Date, and during the term hereof, and as promptly as practicable after BridgePoint's request therefor, Ross shall use reasonable continued efforts, consistent with its resources and circumstances, to make available to BridgePoint such of the Ross Trade Secrets as may as yet not been made available to BridgePoint by Ross. The Ross Trade Secrets shall be furnished in such detail as is reasonably necessary or commercially advantageous for BridgePoint's purposes.

         8.02 BridgePoint shall retain all right, title and interest in and to the BridgePoint Improvements, and may use or transfer such improvements in any manner it deems fit.

         8.03 If at any time BridgePoint believes, or Fujitsu or Ross brings to the attention of BridgePoint, that any Intellectual Property developed or owned by Ross (or licensed or provided by Fujitsu to Ross) prior to the Effective Date is required to allow BridgePoint to manufacture, sell, distribute, market, repair, maintain, import and export the Transferred Products in the manner in which the Business has been operated by Ross prior to the Effective Date, then Fujitsu agrees to discuss in good faith with BridgePoint the provision by Fujitsu to BridgePoint of such necessary Intellectual Property, but without obligation to reach an agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 After the Effective Date, each party to this Agreement, upon another party's reasonable request from time to time, shall take such further actions and execute and deliver such further documents as may be necessary to effectuate the transactions contemplated by this Agreement.

         9.02 Each party to this Agreement shall consult with the other parties regarding the wording and substance of all press releases, announcements or other public statements to be made by such party with respect to this Agreement and the transactions contemplated hereby. The parties further agree to use good faith to comply with the reasonable requests of the other parties relating to any such press release, announcement or public statement.

         9.03 All discussions relating to this Agreement are confidential information and are to be disclosed only to employees, representatives or consultants of a party to this Agreement who have a need to know; provided, however, that "confidential information" shall not include any information which
(i) at the time of disclosure, is available to the general public; or (ii) at a later date, becomes available to the general public through no fault of the receiving party and then only after such later date; or (iii) the receiving party can demonstrate was known to it prior to disclosure to it by the disclosing party. No party to this Agreement will disclose to third parties any other party's confidential information, except to the extent specified in the prior written consent of such other party or necessary to comply with applicable law, the order of any court or the order or regulations of any governmental agency; provided that such party will promptly inform the other such party of such obligation to disclose and cooperate with such other party in minimizing the disclosure, including seeking a protective order.

         9.04 Any dispute, controversy or claim arising out of or relating to this Agreement or the subject matter hereof, or the interpretation, enforceability, validity, performance, breach or termination hereof or thereof, including, without limitation, this arbitration clause, shall be solely and finally settled by arbitration in Los Angeles, California, in accordance with the commercial arbitration rules of the American Arbitration Association, as modified by the provisions of this Section 9.04. Each party to this Agreement waives any rights to bring any such dispute, controversy or claim in any other forum or proceeding, including, without limitation, the International Trade Commission of the United States or any other administrative or judicial forum. The arbitration shall be conducted in accordance with such rules by three arbitrators selected by the parties (if the parties are able to agree within thirty (30) days) and otherwise selected in accordance with such rules. Each of the arbitrators appointed shall have at least five (5) years' experience in the field that is the principal subject matter of the dispute. After soliciting the views of the parties, the arbitrators shall order such discovery as they may deem reasonable for a full and fair understanding of the facts and issues raised in the arbitration. The arbitration, including the proceeding, pleadings and evidence in connection therewith, shall be maintained as confidential. An award rendered in connection with the arbitration shall be final and binding on the parties, and any judgment upon such an award may be entered in any court of competent jurisdiction. The award shall be in writing and shall provide written reasons in detail on the award unless the parties agree otherwise. The award shall also provide for the fees and expenses of the arbitrators and for the reasonable attorneys' fees and expenses of the prevailing party, as determined by the arbitrators, all to be borne by the non-prevailing party.

         9.05 This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         9.06 Any failure of BridgePoint, Ross or Fujitsu to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

         9.07 The parties recognize that in the event any party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Each party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, each party hereby waives the defense that there is an adequate remedy at law.

         9.08 If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

         9.09 This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         9.10 All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to BridgePoint, to:

                  BridgePoint Technical Manufacturing Corporation
                  4007 Commercial Center Drive
                  Austin, Texas  78744
                  Attn:  Joe David Jones
                  Telephone:  (512) 436-2501
                  Facsimile:   (512) 434-4750
                  with a copy to:

                  Vinson & Elkins L.L.P.
                  One American Center
                  600 Congress Avenue
                  Suite 2700
                  Austin, Texas  78701-3200
                  Attn:    Kyle K. Fox, Esq.
                  Telephone:  (512) 495-8539
                  Facsimile:   (512) 236-3340

                  If to Ross, to:

                  ROSS Technology, Inc.
                  5316 Highway 290 West
                  Austin, Texas  78735
                  Attn:  Francis S. ("Kit") Webster III
                  Telephone:  (512) 436-2578
                  Facsimile:   (512) 892-3402

                  with a copy to:

                  Irell & Manella LLP
                  1800 Avenue of the Stars
                  Suite 900
                  Los Angeles, California  90067-4276
                  Attn:  Andrew W. Gross, Esq.
                  Telephone:  (310) 203-7032
                  Facsimile:   (310) 203-7199

                  If to Fujitsu, to:

                  Fujitsu Limited
                  1-1, Kamikodanaka, 4-chome
                  Nakahara-ku, Kawasaki-shi
                  Kanagawa-ken, 211-88 Japan
                  Attn:  Yoshiyuki Suehiro
                  Telephone:  011-81-044-754-2572
                  Facsimile:   011-81-044-754-3786
                  with a copy to:

                  Morrison & Foerster LLP
                  AIG Building, 7th Floor
                  1-1-3 Marunouchi, Chiyoda-Ku
                  Tokyo 100, Japan
                  Attn:  Ken Siegel
                  Telephone:  011-81-3-3214-6522
                  Facsimile:   011-81-3-3214-6512

         All notices, requests or instructions given in accordance herewith shall be deemed given on the date of delivery, if hand delivered, on the date of receipt, if telecopied, three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and three business days after the date of sending, if sent by Federal Express or other recognized overnight courier.

         9.11 This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.12 This Agreement (which term shall be deemed to include the exhibits and schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto with respect to the subject matter specifically addressed herein and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter specifically addressed herein; provided, however, that nothing herein shall serve to negate or modify the Purchase Agreement between Ross and BridgePoint.

         9.13 BridgePoint understands that Ross has entered into a Termination and License Agreement with ROSS Semiconductor (Israel) Ltd. BridgePoint has been allowed to review Sections 1(d) and 1(e) of such agreement (and the related definitions) and BridgePoint agrees that the licenses and retention of technology specifically set forth in such sections do not constitute a breach of any of the provisions of this Agreement.

         9.14 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         9.15 Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, without the express written consent of the other parties (to the extent still in existence), except BridgePoint may assign this Agreement to the successor or assignee of all, or substantially all, of BridgePoint's business and assets relating to the Transferred Products. When so assigned, this Agreement shall be binding upon and inure to the benefit of the assignee in question.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the Effective Date.


                                 FUJITSU LIMITED



                                 By:    /s/ YOSHIRO YOSHIOKA
                                        -----------------------------------
                                 Name:  Yoshiro Yoshioka
                                        -----------------------------------
                                 Title: Senior Vice President
                                        -----------------------------------

                                 ROSS TECHNOLOGY, INC.



                                 By:    /s/ FRANCIS S. WEBSTER III
                                        -----------------------------------
                                 Name:  Francis S. Webster III
                                        -----------------------------------
                                 Title: Chief Financial Officer
                                        -----------------------------------


                                 BRIDGEPOINT TECHNICAL MANUFACTURING
                                 CORPORATION



                                 By:    /s/ JOE D. JONES
                                        -----------------------------------
                                 Name:  Joe D. Jones
                                        -----------------------------------
                                 Title: President, Bridgepoint
                                        -----------------------------------

                                    EXHIBIT A

                              SURVIVING AGREEMENTS


1.  Non-Disclosure Agreement executed July 1, 1993 between Fujitsu and Ross.

2. Contractor Design Agreement dated July 15, 1995 between Puyallup Integrated Circuit Company, Inc., Ross and Fujitsu.

3. CM50A + SRAM Cell License Agreement dated as of September 30, 1996 between Fujitsu and Ross.




                                       A-1